UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2021

BAYCOM CORP
(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS ; Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 476-1800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	BCML	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

BayCom Corp (the “Company”) held its annual meeting of shareholders on June 15, 2021. Holders of record of the Company’s common stock at the close of business on April 23, 2021, were entitled to vote on two proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s shareholders approved the election of Lloyd W. Kendall, Jr., George J. Guarini, James S. Camp, Harpreet S. Chaudhary, Rocco Davis, Malcolm F. Hotchkiss, Robert G. Laverne, MD, Syvia L. Magid and David M. Spatz as directors of the Company for a term to expire in the year 2022.

	For	Withheld	Broker Non-Vote
Lloyd W. Kendall, Jr	4,890,660	1,985,755	935,776
George J. Guarini	6,767,220	109,195	935,776
James S. Camp	5,071,112	1,805,303	935,776
Harpreet S. Chaudhary	5,680,916	1,195,499	935,776
Rocco Davis	6,622,153	254,262	935,776
Malcolm F. Hotchkiss	4,939,543	1,936,872	935,776
Robert G. Laverne, MD	6,769,599	106,816	935,776
Syvia L. Magid	6,574,264	302,151	935,776
David M. Spatz	4,712,973	2,163,442	935,776

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders approved the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Number of Votes
For	7,794,482
Against	3,033
Abstain	14,316

Item 9.01    Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date: June 17, 2021	By:	/s/George J. Guarini
George J. Guarini, President and Chief Executive Officer

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